Exhibit 99.1

      U.S. Physical Therapy Announces Third Quarter 2003 Results

    HOUSTON--(BUSINESS WIRE)--Oct. 30, 2003--U.S. Physical Therapy, Inc. (NASDAQ NM: USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the quarter and nine months ended September 30, 2003.

    Third Quarter 2003 compared to Third Quarter 2002

    -- Net revenues rose 12.8 percent to $26.9 million, from $23.8 million, due to a 11.9 percent increase in patient visits to 282,000 from 252,000 in the prior year quarter, combined with a 1.1 percent increase to $93.14 in net patient revenues per visit.

    -- Earnings were $0.15 per diluted share for the current quarter and $0.16 for the prior year period. Net income for the quarter decreased slightly to $1.9 million from $2.0 million.

    -- Clinic operating costs increased to 69.2 percent of net revenues compared to 68.4 percent as average visits per day per clinic decreased to 19.6 from 21.7. The 40 new clinics opened year-to-date in 2003, as compared to 28 opened in the first nine months of 2002, plus a decline in average daily visits for clinics established prior to 2002 were largely the reasons for the change. Clinic operating costs benefited during the quarter from a reduction in bad debt expense as the Company's average days outstanding for receivables was reduced to 67 days as compared to 72 days as of the end of the third quarter of 2002.

    --  Corporate office costs as a percentage of net revenues rose to
        14.2 percent compared to 12.5 percent in the prior year quarter. The increase for the recent quarter was partially attributable to costs associated with recruitment fees, severance costs, higher legal and accounting fees and an increase in D&O insurance premiums.

    -- Total same store revenue increased 3.1 percent for clinics open more than one year while total same store visits were up
        2.3 percent for the quarter. These increases reflect a strong contribution from clinics opened in 2002.

    Nine Months Ended September 2003 compared to Nine Months Ended
September 2002

    -- Net revenues rose 12.5 percent to $78.9 million, from $70.1 million, due to a 11.7 percent increase in patient visits to 832,000 and a 1.1 percent increase in net patient revenues per visit to $92.67.

    -- Earnings decreased to $0.48 per diluted share from $0.50 in the prior year. Net income decreased to $5.9 million from $6.4 million.

    -- Clinic operating costs were 69.7 percent of net revenues for 2003 and 67.7 percent for the prior year. Average daily visits per clinic for the two periods were 20.3 and 22.7, respectively.

    -- Corporate office costs for the nine months were 13.1 percent of net revenues versus 11.9 percent in 2002.

    -- Total same store revenue for clinics open more than one year increased 6.1 percent for the period on an increase in visits of 5.1 percent. Clinics opened in 1999 and subsequent years realized an increase in both revenue and visits that more than offset a decline in revenue and visits for older clinics opened prior to 1999.

    In September the Company announced that based on lower than previously expected patient visits, and because of certain charges including recruiting fees and severance costs, that earnings for the third quarter of 2003 were expected to be down slightly from the year earlier period. Actual results for the quarter were consistent with that forecast but mitigated by the allowance for doubtful accounts adjustment.
    Roy Spradlin, U.S. Physical Therapy's Chief Executive Officer, noted that the Company has taken the following actions to improve future performance:

    -- recruited a new Chief Financial Officer and a Chief Operating Officer both of whom have significant experience in growing businesses;

    -- stepped up our marketing efforts, including recently added sales people in Houston, Austin and Kansas City;

    -- expanded our calling efforts on physicians, workers' compensation and industrial rehabilitation administrators;

    -- and opened 17 new clinics during the quarter, a Company record."

    Larry McAfee, Chief Financial Officer, said "Cash flow from operations continues to be strong. We closed the quarter with a record level of cash and investments. Our balance sheet is solid and our capital structure is among the most conservative in the healthcare industry."
    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, October 30 to discuss third quarter results. Interested parties may participate in the call by dialing (800) 473-6123 or (973) 582-2706 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days at this website.
    This press release contains forward-looking statements (often using words such as "believes," "expects," "intends," "plans," "appear," "should" and similar words), which involve numerous risks and uncertainties. Included among such statements are those relating to opening of new clinics, availability of personnel and reimbursement environment. The forward-looking statements are based on the Company's current views and assumptions and the Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  general economic, business, and regulatory conditions;

    --  competition;

    --  federal and state regulations;

    --  availability, terms, and use of capital;

    --  availability of skilled physical therapists; and

    --  weather.

    Please see the Company's filings with the Securities and Exchange Commission for more information on these factors. Management undertakes no obligation to update any forward-looking statement, whether as the result of actual results, changes in assumptions, new information, future events, or otherwise.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 235 outpatient physical and occupational therapy clinics in 35 states and manages five physical therapy facilities for third parties. The Company's clinics provide post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries, rehabilitation of injured workers and preventative care. Named for three consecutive years in Forbes Magazine's Best 200 Small Companies List, U.S. Physical Therapy is included on the Russell 2000 and Russell 3000 Indexes.
    More information is available at www.usph.com.

    The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to revenue and earnings expectations, acquisitions, reimbursement rates and coverage, state and national regulatory compliance, the Company's maintenance of above-average quality of its services and products and competitive pressures. Further information regarding factors that could affect the Company's results is included in the Company's filings with the Securities and Exchange Commission.
    (See Attached Tables)


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                ------------------  -----------------
                                   2003     2002      2003       2002
                                 -------- --------  -------- --------
                                    (unaudited)        (unaudited)

Net patient revenues             $ 26,224 $ 23,232  $ 77,089 $ 68,317
Management contract revenues          588      552     1,647    1,710
Other revenues                         42       27       127       85
                                 -------- --------  -------- --------
Net revenues                       26,854   23,811    78,863   70,112

Clinic operating costs:
  Salaries and related costs       12,551   10,578    36,159   31,039
  Rent, clinic supplies and other   6,070    5,332    18,100   15,095
  Provision for doubtful accounts     (45)     373       711    1,315
                                 -------- --------  -------- --------
                                   18,576   16,283    54,970   47,449

Corporate office costs              3,806    2,970    10,328    8,338
                                 -------- --------  -------- --------

Operating income                    4,472    4,558    13,565   14,325

Interest expense                       47       47       141      167
Minority interests in subsidiary
 limited partnerships               1,370    1,227     3,919    3,735
                                 -------- --------  -------- --------

Income before income taxes          3,055    3,284     9,505   10,423

Provision for income taxes          1,154    1,266     3,604    3,993
                                 -------- --------  -------- --------

Net income                       $  1,901 $  2,018  $  5,901 $  6,430
                                 ======== ========  ======== ========

Basic earnings per common share
 (Note 1)                        $    .17 $    .18  $    .54 $    .58
                                 ======== ========  ======== ========

Diluted earnings per common share
 (Note 1)                        $    .15 $    .16  $    .48 $    .50
                                 ======== ========  ======== ========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                -------------------------------------
                                   2003     2002      2003     2002
                                 -------- --------  -------- --------
                                    (unaudited)        (unaudited)

Numerator:
  Net income                     $  1,901 $  2,018  $  5,901 $  6,430
                                 -------- --------  -------- --------
  Numerator for basic earnings
   per share                     $  1,901 $  2,018  $  5,901 $  6,430
  Effect of dilutive securities:
     Interest on convertible
      subordinated notes payable       31       31        92      108
                                 -------- --------  -------- --------
  Numerator for diluted earnings
   per share -- income available
   to common stockholders after
   assumed conversions           $  1,932 $  2,049  $  5,993 $  6,538
                                 ======== ========  ======== ========
Denominator:
  Denominator for basic earnings
   per share -- weighted-average
   shares                          11,088   11,178    10,986   10,990
  Effect of dilutive securities:
     Stock options                    737    1,002       784    1,308
     Convertible subordinated
      notes payable                   700      700       700      748
                                 -------- --------  -------- --------
  Dilutive potential common shares  1,437    1,702     1,484    2,056
                                 -------- --------  -------- --------
  Denominator for diluted
   earnings per share -- adjusted
   weighted-average shares and
   assumed conversions             12,525   12,880    12,470   13,046
                                 ======== ========  ======== ========

Basic earnings per common share  $    .17 $    .18  $    .54 $    .58
                                 ======== ========  ======== ========
Diluted earnings per common
 share                           $    .15 $    .16  $    .48 $    .50
                                 ======== ========  ======== ========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts)

                                          September 30,  December 31,
                                              2003          2002
                                          -------------  ------------
ASSETS                                     (unaudited)
Current assets:
  Cash and cash equivalents                 $ 14,683      $  7,610
  Patient accounts receivable, less
   allowance for doubtful accounts of
   $3,679 and $4,327, respectively            14,179        13,235
  Accounts receivable - other                    498           443
  Other current assets                           631         1,307
                                            --------      --------
     Total current assets                     29,991        22,595
Fixed assets:
  Furniture and equipment                     20,182        17,796
  Leasehold improvements                      10,155         9,310
                                            --------      --------
                                              30,337        27,106
  Less accumulated depreciation and
   amortization                               18,717        16,693
                                            --------      --------
                                              11,620        10,413
Goodwill, net of amortization of $335          5,685         5,590
Other assets, net of amortization of
 $431 and $505, respectively                   1,978         2,435
                                            --------      --------
                                            $ 49,274      $ 41,033
                                            ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                  $    512      $    624
  Accrued expenses                             2,079         2,188
  Estimated third-party payor (Medicare)
   settlements                                    --            33
  Notes payable                                   38             4
  Convertible subordinated notes payable       2,333            --
                                            --------      --------
     Total current liabilities                 4,962         2,849
Notes payable - long-term portion                 84            17
Other long-term liabilities                      301           273
Convertible subordinated notes payable            --         2,333
Minority interests in subsidiary limited
 partnerships                                  3,249         3,024
Commitments and contingencies                     --            --
Shareholders' equity:
  Preferred stock, $.01 par value,
   500,000 shares authorized, 0 shares
   outstanding                                    --            --
  Common stock, $.01 par value, 20,000,000
   shares authorized, 12,152,283 and
   11,818,711 shares issued at September
   30, 2003 and December 31, 2002,
   respectively                                  122           118
Additional paid-in capital                    25,569        23,313
Retained earnings                             27,509        21,608
Treasury stock at cost, 947,100 and
 945,300 shares held at September 30, 2003
 and December 31, 2002, respectively         (12,522)      (12,502)
                                            --------      --------
     Total shareholders' equity               40,678        32,537
                                            --------      --------
                                            $ 49,274      $ 41,033
                                            ========      ========

Note 2: Certain prior period amounts have been reclassified for comparison purposes.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------  -----------------
                                   2003     2002      2003     2002
                                 -------- --------  -------- --------
                                    (unaudited)        (unaudited)
Operating activities
  Net income                     $  1,901 $  2,018  $  5,901 $  6,430
  Depreciation and amortization       914      732     2,636    2,145
  Minority interest in earnings     1,370    1,227     3,919    3,735
  Provision for doubtful accounts     (45)     373       711    1,315
  Tax benefit from exercise of
   options                            599      246     1,124    3,969
  Deferred income taxes              (138)      71      (453)     225
  Other                                (1)      --       (36)      --
  Changes in working capital         (338)     635      (351)  (2,321)
                                 -------- --------  -------- --------
     Net cash provided by
      operating activities          4,262    5,302    13,451   15,498

Investing activities
  Purchase of fixed assets         (1,316)  (1,569)   (3,935)  (3,867)
  Purchase of intangibles             (31)    (289)      (31)  (1,062)
  Other                                --       --       129        1
                                 -------- --------  -------- --------
     Net cash used in investing
      activities                   (1,347)  (1,858)   (3,837)  (4,928)

Financing activities
  Distributions to minority
   investors                       (1,356)  (1,310)   (3,654)  (3,867)
  Payment of notes payable             (1)      --        (3)    (697)
  Repurchase of common stock           --   (7,821)      (20)  (7,821)
  Proceeds from exercise of
   stock options                      549      218     1,136    2,671
                                 -------- --------  -------- --------
     Net cash used in financing
      activities                     (808)  (8,913)   (2,541)  (9,714)

        Change in cash and
         cash equivalents        $  2,107 $ (5,469) $  7,073 $    856
                                 ======== ========  ======== ========
Non-cash supplemental disclosure information:
  Purchase of intangibles /
   minority interest             $    104 $     --  $    104 $     --


    CONTACT: U.S. Physical Therapy, Inc.
             Roy W. Spradlin or Larry McAfee, 713-297-7000